Exhibit 107

Calculation of Fee Filing Tables

Form F-3
(Form Type)

EVOGENE LTD.
(Exact name of Registrant as Specified in its Charter)

Table 1 – Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Ordinary Shares, par value NIS 0.02 per share	457(o)	(1)	(2)	—	$0.00014760	—

	Other	Rights	457(o)	(1)	(2)	—	$0.00014760	—

	Other	Warrants	457(o)	(1)	(2)	—	$0.00014760	—

	Other	Units(3)	457(o)	(1)	(2)	—	$0.00014760	—
	Unallocated Shelf	Unallocated Shelf	457(o)	(1)	(2)	$8,923,911.00	$0.00014760	$1,317.17

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities	Equity	Ordinary Shares, par value NIS 0.02 per share		(5)	—		—	F-3	333-253300	March 3, 2021	—

	Other	Rights		(5)	—		—	F-3	333-253300	March 3, 2021	—

	Other	Warrants		(5)	—		—	F-3	333-253300	March 3, 2021	—

	Other	Units(3)		(5)	—		—	F-3	333-253300	March 3, 2021	—

	Unallocated Shelf	Unallocated Shelf	415(a)(6)	(5)	$191,076,089.00	$0.00010910	$20,846.40	F-3	333-253300	March 3, 2021	$20,846.40

	Total Offering Amounts				$200,000,000.00		$22,163.57

	Total Fees Previously Paid						$20,846.40

	Total Fee Offsets						—

	Net Fee Due						$1,317.17

(1)
We are registering an indeterminate number of ordinary shares, warrants to purchase ordinary shares, rights and units comprised of, or other combinations of, the foregoing securities, each of which may be offered from time to time at prices to be determined at the time of any such offering. The aggregate offering price of these securities will not exceed $200,000,000. Any securities registered hereunder may be sold separately from, or together in the same offering with, other securities registered hereunder. The registrant is currently subject to the provisions of General Instruction I.B.5 of Form F-3, which provide that as long as the aggregate market value of the outstanding voting and non-voting common equity of the registrant held by non-affiliates is less than $75,000,000, then the aggregate market value of securities sold by or on our behalf of the registrant on Form F-3, during the period of 12 calendar months immediately prior to, and including, such sale(s), is no more than one-third of the aggregate market value of the voting and non-voting common equity of the registrant held by non-affiliates as of a date within 60 days of such sale(s). In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the ordinary shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the shares being registered hereunder as a result of share splits, share dividends or similar transactions. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)
The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security in reliance on Rule 457(o) under the Securities Act and General Instruction II.D of Form F-3 under the Securities Act.

(3)	Consisting of some or all of the securities listed above, in any combination.
(4)	Estimated solely for purposes of determining the registration fee pursuant to Rule 457(o) under the Securities Act.
(5)
Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this registration statement include $191,076,089 of unsold securities (the “Unsold Securities”) previously registered pursuant to the registration statement on Form F-3 (File No. 333-253300), which initially became effective with the U.S. Securities and Exchange Commission on March 3, 2021 (the “Prior Registration Statement”). The registrant paid filing fees for the Unsold Securities in an aggregate amount of $20,846.40. Pursuant to Rule 415(a)(6) under the Securities Act, the Unsold Securities are being carried forward and the filing fee previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.